Exhibit 10.4

Promissory Note
Funding Date: December 23, 2015

FOR VALUE RECEIVED, LGSI EQUIPMENT OF INDIANA, LLC, a(n) Indiana limited liability company, (“Maker”), promises to pay to the order of KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION (“Holder”), the sum of Nine Million Six Hundred Eighty-Six Thousand Forty-One and 20/100 Dollars ($9,686,041.20) in lawful money of the United States of America (the “Principal”), with interest thereon as hereafter provided (“Interest”), to be paid in the manner set forth herein.

1. Relationship to Master Security Agreement. This Note is secured by the Master Security Agreement dated as of December 23, 2015 and Collateral Schedule No. 1 dated as of December 23, 2015 (together, the “Master Security Agreement”), and all terms and conditions contained therein are incorporated herein by reference. Capitalized terms used herein without definition shall have the meaning given them in the Master Security Agreement. Maker reaffirms all terms, conditions, representations and warranties contained in the Master Security Agreement except as they may be modified hereby.

2. Interest Rate. Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and shall be due and payable at a fixed rate of 3.75 % per annum (the “Interest Rate”). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

3. Usury; Place of Payment. (a) Holder does not intend to charge any amount in excess of the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law and any such excess amounts will be applied to payments due under this Note, in inverse order of maturity, with any surplus refunded to Maker.

(b) Payment of the Principal and Interest hereunder shall be made to Holder at 11030 Circle Point Road, 2nd Floor, Westminster, CO 80020, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

4. Repayment Terms. The Principal and Interest shall be due and payable in sixty (60) consecutive monthly installments payable in arrears, each in an amount equal to One Hundred Seventy-Seven Thousand Two Hundred Ninety-Two and 51/100 Dollars ($177,292.51) commencing and payable on the date which is one month after the Funding Date and on the same day of each month thereafter (each, a “Note Payment Date”). In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

5. Prepayment. Maker may not prepay, in whole or in part, the principal outstanding hereunder; provided, however, that so long as no Default shall have occurred and be continuing and Maker shall have given Holder at least five (5) days prior written notice, Maker may prepay, in whole or in part, the principal outstanding hereunder as follows:

(a)	Collateral Substitution. Maker may replace any item of Collateral with collateral that is free of all liens and, in Holder’s sole but reasonable opinion, of the same, value, remaining useful life and utility as the replaced Collateral immediately preceding the replacement, assuming such replaced Collateral was in the condition required by the Loan Documents. Such replacement collateral shall become Collateral subject to Loan Documents and the security interest granted to Holder hereunder, and Holder shall release its interest in the replaced Collateral in its then condition and location, “AS IS” and “WHERE IS,” without any warranties, express or implied.

(b)	Partial Prepayment. Maker may prepay this Note as to any item or items of Collateral on any Note Payment Date occurring after the Funding Date, but limited to seven (7) occurrences per calendar year (each, a “Prepayment Date”), for an amount (the “Partial Prepayment Amount”) equal to (1) the Principal Outstanding (as hereinafter defined) hereunder as of the Prepayment Date as to such items of Collateral, together with all accrued and unpaid interest thereon at the Interest Rate in effect on the Funding Date, plus (2) the Handling Charge (as hereinafter defined), plus (3) the Breakage Charge (as hereinafter defined). Payment of the Partial Prepayment Amount, together with all other amounts due and owing by Maker under the Note on or before the Prepayment Date, shall be made on the Prepayment Date in immediately available funds. If Maker shall fail to pay all amounts required to be paid under the Note on the Prepayment Date, the Note shall continue in full force and effect and Maker agrees to reimburse Holder for all reasonable costs, expenses and liabilities incurred in connection therewith.

Form No. R 04-550NOTE.312	Page 1 of 3

(c)	Full Prepayment. Maker may prepay the entire outstanding principal balance of this Note on any Note Payment Date occurring after the first anniversary of the Funding Date for an amount (the “Full Prepayment Amount”) equal to (1) the Principal Outstanding hereunder as of the Prepayment Date, together with all accrued and unpaid interest thereon at the Interest Rate in effect on the Funding Date, plus (2) the Handling Charge, plus (3) the Breakage Charge.

(d)	Handling Charge. Each request by Maker for a Partial Prepayment or a Full Prepayment hereunder shall be accompanied by a payment of the greater of (i) 0.25% of the Principal to be repaid, and (ii) $1,000 (such greater amount, the “Handling Charge”) to be paid by Maker to Holder. All Handling Charges shall be retained by Holder regardless of whether the action requested by Maker is consummated.

(e)	Breakage Charge. Each request by Maker for a Partial Prepayment or a Full Prepayment hereunder shall be accompanied by a payment of the greater of (i) $0.00, or (ii) that amount which is derived by subtracting: (A) the net present value of the remaining payments associated with the portion of the loan being prepaid, discounted at the at the Interest Rate in effect on the Funding Date from (B) the net present value of the remaining payments discounted at the then current swap rate associated with the average life of the remaining payments (the “Breakage Charge”) to be paid by Maker to Holder.

(f)	Principal Outstanding. As of any Prepayment Date, the principal outstanding hereunder shall be calculated as the outstanding balance of all the Collateral being prepaid assuming each item of Collateral had an original loan balance equal to 90% of the “orderly liquidation value” as described in the appraisal performed by Asset Control Services, Inc. dated October 29, 2015, amortized over a five year period at the Interest rate (the “Principal Outstanding”).”

6. Application of Payments. Prior to Default, each payment received on this Note shall be applied in the following order: (a) first, to all costs of collection, (b) second, to any unpaid late payment charges, (c) third, to any Handling Charge and Breakage Charge, (d) fourth, to Interest accrued as of the payment date and (e) fifth, to the balance, if any, of outstanding Principal as of the date received by Holder. Upon the occurrence and during the continuance of a Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion and, in such event, Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder’s sole discretion.

7. Security. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, is secured by a first priority security interest in the Collateral.

8. General. Maker represents and warrants that this Note evidences a loan for business or commercial purposes. By executing this Note, Maker confirms (a) having read and understood the provisions hereof and (b) Maker’s agreement with all terms and conditions contained herein.

9. Waivers. MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NON-PAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE.

10. Funding Date. The Funding Date for this Note shall be the date on which Holder disburses funds hereunder. IF THE FUNDING DATE IS LEFT BLANK, OR DOES NOT REFLECT THE ACTUAL DATE HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO FILL IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

THIS NOTE IS A LOAN DOCUMENT AND IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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Form No. R 04-550NOTE.312	Page 2 of 3

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first written above.

MAKER:

LGSI EQUIPMENT OF INDIANA, LLC

By:	/s/ David A. Crittenden
David A. Crittenden Secretary/Treasurer

ATTACHMENT:

Collateral Schedule: This Note is secured by Collateral Schedule No.      dated as of                      to the Master Security Agreement.

Form No. R 04-550NOTE.312	Signature Page to Promissory Note	Page 3 of 3